As filed with the Securities and Exchange Commission on May 11, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMBARQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-2923630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Embarq Corporation 2006 Equity Incentive Plan

Embarq Corporation Employee Stock Purchase Plan

(Full title of the plans)

Claudia S. Toussaint, Esq.

Vice President and Corporate Secretary

Embarq Corporation

5454 W. 110th Street

Overland Park, Kansas 66211

(Name and address of agent for service)

(913) 794-1513

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	25,350,000 shares	$ 24.47	$ 620,314,500	$ 66,374

(1)	Includes shares of restricted Common Stock and shares of Common Stock issued in respect of restricted stock units, stock options, stock appreciation rights, performance shares, performance units and other awards, in each case, issuable pursuant to the Embarq Corporation 2006 Equity Incentive Plan, and shares of Common Stock issued in respect of stock options granted pursuant to the Embarq Corporation Employee Stock Purchase Plan. To the extent additional shares of Common Stock may be issued or become issuable as a result of a stock split, stock dividend, or other distribution involving the Common Stock while this registration statement is in effect, this registration statement hereby is deemed to cover all such additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the book value of the Common Stock as of December 31, 2005, the most recent practicable date.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Embarq Corporation, which may be referred to as Embarq, and the Embarq Corporation Employee Stock Purchase Plan, which may be referred to as the Stock Purchase Plan, incorporate by reference the documents or portions of documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, which may be referred to as the Exchange Act:

•	the registration statement on Form 10 (File No. 001-32732), filed by Embarq with the Commission on May 3, 2006, including the description of Embarq’s common stock contained therein, and any amendment or report filed for the purpose of updating such description.

Embarq and the Stock Purchase Plan also incorporate by reference filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed with the SEC after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the registrant’s certificate of incorporation and bylaws, and the contracts referred to below.

Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Consistent with Section 145 of the DGCL, the registrant’s bylaws provide that it will indemnify its directors and officers or anyone serving at the registrant’s request as a director, officer, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, liabilities and loss (including attorneys’ fees, judgments, fines, excise taxes under ERISA or penalties and amounts paid in settlement) actually and reasonably incurred by such indemnitee, to the fullest extent permitted by Delaware law.

In accordance with Section 102(b)(7) of the DGCL, the registrant’s certificate of incorporation provides that directors shall not be personally liable to the registrant or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) certain transactions under Section 174 of the DGCL (unlawful payment of dividends), or (4) transactions from which a director derives an improper personal benefit.

The registrant’s bylaws provide that it may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the registrant, or who is or was serving at the registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability arising out of the person’s status as such, whether or not the corporation would have the power to indemnify such persons against liability. The registrant is carrying standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies will reimburse the registrant for liabilities indemnified under its bylaws and indemnify the directors and officers against additional liabilities not indemnified under its bylaws.

The registrant has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the fullest extent permitted by law but subject to the limitations contained in such agreements, of expenses, judgments, fines, penalties, and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of the registrant (or other entity if at the registrant’s request).

The separation and distribution agreement between the registrant and Sprint Nextel Corporation, or Sprint Nextel, provides for indemnification by the registrant of Sprint Nextel and its directors, officers and employees for certain liabilities, including certain liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934, related to certain information provided by the registrant in filings in connection with the spin-off of the registrant from Sprint Nextel. Similarly, the separation and distribution agreement provides for reciprocal indemnification by Sprint Nextel of the registrant and its directors, officers and employees with respect to the other information included in this filing or filings in connection with the spin-off.

Sprint Nextel intends to enter into indemnification agreements with the persons serving as outside directors of the registrant. These agreements will provide for indemnification, to the fullest extent permitted by law but subject to the limitations contained in such agreements, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director in connection with any threatened, pending or completed action, suit or proceeding on account of service as an outside director of the registrant through the effective time of the spin-off. In addition, the existing agreement between Sprint Nextel and Daniel R. Hesse pursuant to which Sprint Nextel has agreed to provide indemnification on account of Mr. Hesse’s service as an officer of Sprint Nextel will also provide for indemnification to him on account of his service as a director of the registrant through the effective time of the spin-off. The indemnification provided by these indemnification agreements is in addition to the indemnification provided by Sprint Nextel’s bylaws, which generally have the same scope of protection as the registrant’s bylaws and cover any person serving at Sprint Nextel’s request as a director, officer or employee of the registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following Exhibits are filed as a part of this registration statement:

Exhibit Number	Description
4.1	Embarq Corporation 2006 Equity Incentive Plan (filed as Exhibit 10.13 to the registrant’s Registration Statement on Form 10 (File No. 001-32732) and incorporated herein by reference)

4.2	Embarq Corporation Employee Stock Purchase Plan

4.3	Amended and Restated Certificate of Incorporation of the registrant (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form 10 (File No. 001-32732) and incorporated herein by reference)

4.4	Amended and Restated Bylaws of the registrant (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form 10 (File No. 001-32732) and incorporated herein by reference)

5.1	Opinion of Stinson Morrison Hecker LLP, with respect to the legality of the securities being registered hereby

23.1	Consent of KPMG LLP

23.2	Consent of Stinson Morrison Hecker LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney of Directors (included on the signature page to this registration statement)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on May 11, 2006.

EMBARQ CORPORATION

By:	/S/ Daniel R. Hesse
Name:	Daniel R. Hesse
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Hesse, Gene M. Betts, Michael B. Fuller and Thomas A. Gerke, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) thereto or to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, his, or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ Daniel R. Hesse Daniel R. Hesse	Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2006

/S/ Gene M. Betts Gene M. Betts	Chief Financial Officer (Principal Financial Officer)	May 11, 2006

/S/ Melanie K. Coleman Melanie K. Coleman	Controller (Principal Accounting Officer)	May 11, 2006

/S/ Peter C. Brown Peter C. Brown	Director	May 11, 2006

/S/ Steven A. Davis Steven A. Davis	Director	May 11, 2006

/S/ John P. Mullen John P. Mullen	Director	May 11, 2006

/S/ William A. Owens William A. Owens	Director	May 11, 2006

/S/ Dinesh C. Paliwal Dinesh C. Paliwal	Director	May 11 2006

/S/ Stephanie M. Shern Stephanie M. Shern	Director	May 11, 2006

/S/ Laurie A. Siegel Laurie A. Siegel	Director	May 11, 2006

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on May 11, 2006.

EMBARQ CORPORATION EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Pamela L. Winterman
Name:	Pamela L. Winterman
Title:	Plan Administrator

EXHIBIT INDEX

Exhibit Number	Description
4.1	Embarq Corporation 2006 Equity Incentive Plan (filed as Exhibit 10.13 to the registrant’s Registration Statement on Form 10 (File No. 001-32732) and incorporated herein by reference)

4.2	Embarq Corporation Employee Stock Purchase Plan

4.3	Amended and Restated Certificate of Incorporation of the registrant (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form 10 (File No. 001-32732) and incorporated herein by reference)

4.4	Amended and Restated Bylaws of the registrant (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form 10 (File No. 001-32732) and incorporated herein by reference)

5.1	Opinion of Stinson Morrison Hecker LLP, with respect to the legality of the securities being registered hereby

23.1	Consent of KPMG LLP

23.2	Consent of Stinson Morrison Hecker LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney of Directors (included on the signature page to this registration statement)